EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT



                            MATTSON TECHNOLOGY, INC.

                         SUBSIDIARIES OF THE REGISTRANT

                           Mattson International, Inc.

                           Mattson Wet Products, Inc.

                         Steag Electronic Systems, Inc.

                                Steag Cutek, Inc.

                         Mattson Thermal Products, Inc.

                                RF Services, Inc.

                             Steag CVD Systems, Ltd.

                      Mattson Technology Center KK (Japan)

                         Mattson International Korea Co.

                    Mattson Technology of Singapore Pte. Ltd.

                        Mattson International Inc. Taiwan

                Steag Electronic Systems SE Asia Pte. Ltd. Taiwan

                         Mattson Technology Holding GmbH

                           Mattson International GmbH

                         Mattson Thermal Products, GmbH

                           Mattson Semiconductor GmbH

                        Mattson International France SARL

                         Mattson Technology UK Ltd. (UK)

                          Mattson Technology srl Italy

             Steag Electronic Systems SE Asia Pte. Ltd. (Singapore)

                        Steag Electronic Systems UK Ltd.

                      Mattson Trading (Shanghai) Co., Ltd.

                    Mattson Technology Cayman Holdings, Ltd.